UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 18, 2013, the audit committee of the board of directors of Landmark Apartment Trust of America, Inc. (the “Company”), acting on the recommendation of management, and after consultation with Ernst & Young, LLP, the Company’s independent registered public accounting firm, determined that the Company will restate its previously issued financial statements for the quarterly period ended September 30, 2012. Accordingly, investors should not rely on these previously issued financial statements for the quarterly period ended September 30, 2012.

During the preparation of its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”), the Company identified a classification error related to the presentation of the redeemable non-controlling interest in the Company’s operating partnership in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012. This error resulted in the overstatement of redeemable non-controlling interests presented in the mezzanine section of the consolidated balance sheet of approximately $14.6 million with a corresponding understatement of stockholders’ equity. The Company’s audit committee has discussed the matters disclosed in this Item 4.02 with Ernst & Young, LLP and has authorized and directed the Company to restate the unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2012, as soon as practicable. Accordingly, the Company will revise its financial statements to correct this error, as detailed in the tables below, and will file an amended Quarterly Report on Form 10-Q/A reflecting such restatement. The reclassification error did not have an impact on the Company’s total liabilities and equity, income from operations, net income or cash flows as of or for the three and nine months ended September 30, 2012. The related disclosures in the restated interim consolidated financial statements will also be revised to disclose that the redeemable non-controlling interests in the operating partnership may be settled upon redemption through the issuance of unregistered common stock or cash, at the discretion of the Company.

The following tables summarize the corrections by financial statement line item:

LANDMARK APARTMENT TRUST OF AMERICA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2012	2012
	As Previously Reported	As Restated
ASSETS
Real estate investments:
Operating properties, net	$417,574	$417,574
Cash and cash equivalents	6,986	6,986
Accounts receivable	1,481	1,481
Restricted cash	8,430	8,430
Goodwill	3,751	3,751
Real estate and escrow deposits	3,565	3,565
Identified intangible assets, net	5,251	5,251
Other assets, net	4,351	4,351

Total assets	$451,389	$451,389

LIABILITIES AND EQUITY
Liabilities:
Mortgage loan payables, net	$300,678	$300,678
Series A cumulative non-convertible redeemable preferred stock with stapled warrants	40,207	40,207
Series B cumulative non-convertible redeemable preferred stock with stapled warrants	10,052	10,052
Accounts payable and accrued liabilities	13,151	13,151
Accounts payable due to affiliates	26	26
Security deposits, prepaid rent and other liabilities	2,041	2,041

Total liabilities	366,155	366,155

Redeemable non-controlling interests in operating partnership	14,630	—

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized; 20,597,677 and 19,935,953 shares issued and outstanding as of Sept 30, 2012 and December 31, 2011, respectively	206	206
Additional paid-in capital	185,745	186,069
Accumulated deficit	(115,347)	(115,347)

Total stockholders’ equity	70,604	70,928
Redeemable non-controlling interests in operating partnership	—	14,306

Total equity	70,604	85,234

Total liabilities and equity	$451,389	$451,389

LANDMARK APARTMENT TRUST OF AMERICA, INC.

CONSOLIDATED STATEMENTS OF EQUITY

For the Nine Months Ended September 30, 2012

As Previously Reported:

	Stockholders’ Equity
	Common Stock
	Number of		Additional	Accumulated	Preferred
	Shares	Amount	Paid-In Capital	Deficit	Stock	Total Equity
BALANCE - December 31, 2011	19,935,953	$199	$177,516	$(84,592)	$—	$93,123
Issuance of common stock	482,655	5	3,929	—	—	3,934
Issuance of LTIP Units	—	—	2,984	—	—	2,984
Offering costs	—	—	(7)	—	—	(7)
Issuance of vested and nonvested restricted common stock	4,000	—	8	—	—	8
Issuance of common stock to our Former Advisor	13,992	—	126	—	—	126
Issuance of common stock under the DRIP	161,077	2	1,476	—	—	1,478
Amortization of deferred compensation	—	—	37	—	—	37
Common stock distributions declared	—	—	—	(4,545)	—	(4,545)
Change in equity due to non-controlling interest	—	—	(324)	—	—	(324)
Net loss	—	—	—	(26,210)	—	(26,210)

BALANCE - September 30, 2012	20,597,677	$206	$185,745	$(115,347)	$—	$70,604

As Restated:
	Common Stock
						Redeemable
						Non-Controlling
					Total	Interests in
	Number of		Additional	Accumulated	Stockholders’	Operating
	Shares	Amount	Paid-In Capital	Deficit	Equity	Partnership	Total Equity
BALANCE - December 31, 2011	19,935,953	$199	$177,516	$(84,592)	$93,123	$—	$93,123
Issuance of common stock	482,655	5	3,929	—	3,934	—	3,934
Issuance of LTIP Units	—	—	2,984	—	2,984	—	2,984
Offering costs	—	—	(7)	—	(7)	—	(7)
Issuance of vested and nonvested restricted common stock	4,000	—	8	—	8	—	8
Issuance of common stock to our Former Advisor	13,992	—	126	—	126	—	126
Issuance of common stock under the DRIP	161,077	2	1,476	—	1,478	—	1,478
Amortization of deferred compensation	—	—	37	—	37	—	37
Distributions	—	—	—	(4,545)	(4,545)	(78)	(4,623)
Issuance of limited partnership units for acquisition of properties	—	—	—	—	—	14,630	14,630
Net loss attributable to redeemable non-controlling interests in operating partnership	—	—	—	—	—	(246)	(246)
Net loss attributable to common stockholders	—	—	—	(26,210)	(26,210)	—	(26,210)

BALANCE - September 30, 2012	20,597,677	$206	$186,069	$(115,347)	$70,928	$14,306	$85,234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2013

Landmark Apartment Trust of America, Inc.

By:	/s/ B. Mechelle Lafon
Name:	B. Mechelle Lafon
Title:	Chief Financial Officer, Treasurer and Secretary

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